EXHIBIT 10.8

                           ID TECHNOLOGIES CORPORATION
                             ADMINISTRATIVE OFFICES
                           2506 WEST NASH ST. SUITE C
                                WILSON, NC 27896

TEL:  252-206-1089                                            FAX:  252-206-4990

                                November 9, 1999

Mr.  J.  Phillips  L.  Johnston,  Sr.
ID  Technologies  Corporation
NCSU  Centennial  Campus
920  Main  Campus  Drive
Suite  400
Raleigh,  NC  27606

Dear  Mr.  Johnston,

     This letter will serve to confirm your agreement to join ID Technologies Corporation ("IDTEK") as its CEO/President reporting to the Board of Directors. Our agreement is as follows:

1. Your Start Date is deemed to be July 26, 1999 when the Board of Directors elected you CEO. You agreed to work without compensation until October 1, 1999;

2. You will be granted incentive stock options to purchase 250,000 shares of common stock to vest equally over three (3) years, with 83,000 vesting on Start Date, options to be governed by IDTEK's 1999 Stock Option Plan (the "SOP");

3. You will be eligible to receive additional options and earn both salary increases and cash bonuses pursuant to the attainment of mutually agreeable, annual milestones set by you and the Compensation Committee of IDTEK's Board of Directors;

4. Your employment relationship at IDTEK is at will and it may be ended by you or by IDTEK at any time and for any reason;

5. You will receive two (2) weeks of paid vacation annually, but you will be expected to coordinate your vacation in advance with the Chairman. You may not carry unused vacation forward, and IDTEK will not pay you for any unused vacation on termination for cause;

6. Your annual salary will be $150,000 effective October 1, 1999, you and will be eligible for increases once IDTEK has closed its next round of external financing; and

7. You will be entitled to participate in all disability, health, dental, and life insurance plans and other welfare benefit programs, plans, and practices made available from time to time by IDTEK to its senior executives. If you are in agreement with the aforementioned arrangement, please sign below and return one fully executed copy to me.

     On behalf of the Board of Directors, I appreciate your interest in becoming involved with ID Technologies, and I look forward to working closely with you to support the long-term success of this exciting company.

Sincerely,

/s/  William  F.  Lane

William  F.  Lane
Chairman


AGREED  TO  AND  ACCEPTED:

By:     /s/  William  F.  Lane
        ----------------------
       J.  Phillips  L.  Johnston,  Sr.

cc:     Jim  Hunt
        Glenn  Kline